As filed with the Securities and Exchange Commission on August 6, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2003

METROMEDIA INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5706	58-0971455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Park Avenue, 21st Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 527-3800

Not applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

On August 4, 2003, the Company announced that it had sold all of its interests in the Latvian cable television company Baltcom TV to the Latvian company SIA Alina for total consideration of $14.5 million.  The Company held a 50% equity interest in Baltcom TV through its subsidiaries and had extended a loan to Baltcom with current outstanding balance of $13.2 million.  In the transaction, the Company assigned the Baltcom loan to Alina for a cash payment of the loan’s full face value of $13.2 million and conveyed its equity interest in Baltcom to Alina for $1.3 million in cash, half of which was received at closing and the other half will be released from escrow when Alina completes the registration under Latvian law of the Baltcom ownership interest it acquired.  Alina already owned 45% of Baltcom prior to the transaction.

The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

	(c)	Exhibits.

		99.1	Press Release of Metromedia International Group, Inc., dated August 4, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.

	By:	/S/ HAROLD F. PYLE, III
Name: Harold F. Pyle, III
		Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Date: August 6, 2003
New York, New York

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Metromedia International Group, Inc. dated August 4, 2003